UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2015

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	000-21326	04-314-5961
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   781-457-9000

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2015, Anika Therapeutics, Inc. (the “Company”) entered into a consulting agreement with John C. Moran, effective following his resignation as a director of the Company (see Item 5.02 below), pursuant to which Mr. Moran will provide consulting services to the Company from time to time until the Company’s 2016 Annual Meeting of the Stockholders, which is expected to be held in late May or early June 2016 (the “Consulting Agreement”).  In the Consulting Agreement, Mr. Moran agreed to consult with the Company’s executive officers and directors for up to a total of ten hours, and the Company confirmed that all of the outstanding deferred restricted stock units and stock appreciation rights previously awarded to Mr. Moran had, in accordance with their pre-existing terms, vested before or as of the time of his resignation.

The foregoing is a summary description of certain terms of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, John C. Moran resigned from his position as a Class II director of the Company. Mr. Moran had served as a director of the Company since December 14, 2006. Mr. Moran served on the Governance and Nominating and Audit Committees of the Company’s board of directors (the “Board”). Mr. Moran’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 8.01.  Other Events.

Following the resignation of Mr. Moran, the Board, in accordance with the Company’s by-laws, voted to decrease the number of directors serving on the Board from seven to six. The Board also voted to reclassify Glenn R. Larsen from Class I to Class II, in order to equalize the number of directors in each class in accordance with the Company’s charter and by-laws. As a result, the Board is currently constituted as follows:

Director Name	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	1993	2018
Jeffery S. Thompson	2011	2018
Class II Directors:
Raymond J. Land	2006	2016
Glenn R. Larsen, Ph.D.	2015	2016
Class III Directors:
Steven E. Wheeler	1993	2017
Charles H. Sherwood, Ph.D.	2002	2017

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1           Consulting Agreement between John Moran and Anika Therapeutics, Inc. dated December 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: December 9, 2015	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer

Exhibit Index

10.1                                  Consulting Agreement between John Moran and Anika Therapeutics, Inc. dated December 8, 2015.